Exhibit 10.2
SECOND AMENDMENT TO AGREEMENT TO PROVIDE
COMPREHENSIVE HEALTH CARE BENEFITS
     This Second Amendment to Agreement to Provide Comprehensive Health Care Benefits dated as of February 25, 2008 (the “First Amendment”) is entered into among Blue Cross and Blue Shield of Florida, Inc. (“BCBSF”) and its subsidiary Health Options, Inc. (“HOI” and together with BCBSF, “BCBSF/HOI”) located at 4800 Deerwood Campus Parkway, Jacksonville, Florida 32246, and Gevity HR, Inc., a Florida corporation (“Gevity”), and the Gevity HR, Inc. Group Health Plan (collectively with Gevity, the “Group”). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Agreement to Provide Comprehensive Health Care Benefits (as defined below).
RECITALS
     WHEREAS, BCBSF/HOI and the Group entered into that certain Agreement to Provide Comprehensive Health Care Benefits dated as of October 1, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”);
     WHEREAS, BCBSF/HOI and the Group desire to amend the Agreement as set forth below;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, BCBSF/HOI and the Group hereto agree as follows:
1. Amendments. The Agreement is hereby amended as follows:
  (a) The third sentence of Section XV of the Agreement (titled “Letter of Credit”) is hereby restated in its entirety to read as follows:
This Coverage Ratio is defined as Earnings Before Interest Taxes, Depreciation and Amortization (EBITDA) + Non-Cash Asset & Goodwill Impairment Charges + Non-Cash Stock Compensation Expenses – Capex / Interest + Dividends, commencing with the fiscal quarter ending December 31, 2007.
2. General.
  (a) This Second Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this First Amendment by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.
  (b) This Second Amendment, and the rights of the parties hereunder, shall be construed according to the laws of the State of Florida.
(Signature page follows.)

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the date first above written.

BLUE CROSS AND BLUE SHIELD OF FLORIDA, INC.

By: Name:	/s/ Alan Guzzino Alan Guzzino
Title:	Vice President, Public Sector Sales

HEALTH OPTIONS, INC.

By: Name:	/s/ Alan Guzzino Alan Guzzino
Title:	Vice President, Public Sector Sales

GEVITY HR, INC.

By: Name:	/s/ Garry J. Welsh Garry J. Welsh
Title:	Chief Financial Officer

GEVITY HR, INC. GROUP HEALTH PLAN

By: Name:	/s/ Edwin E. Hightower, Jr. Edwin E. Hightower, Jr.
Title:	Vice President and General Counsel